Exhibit 99.1

Armstrong World Industries, Inc. Acquires

Moz Design, Inc.

LANCASTER, Pa., Aug. 24, 2020 – Armstrong World Industries, Inc. (NYSE: AWI) today announced that it has acquired the business and assets of Moz Designs, Inc., a designer and fabricator of custom architectural metal ceilings, walls, dividers and column covers for interior and exterior applications. The talented team at Móz combines custom perforations, engraving, high-end metal finishes and forming to produce rich, artistic visuals with depth and movement, collaborating with architects and designers to make their vision a reality. With this new exciting capability, AWI enriches its leading portfolio of metal ceiling and wall solutions.

Móz recently launched a new line of standard acrylic dividers as well, to respond to the demand for healthier spaces. These durable, easy-to-clean dividers provide both form and function, quickly and affordably transforming open floor plans into safe, separate spaces, without the loss of human connection or the need for costly structural changes.

AWI CEO Vic Grizzle said, “The metal category has been a growing category for us and with the renewed interest in cleanable surfaces and partitions offers even greater opportunity. It’s easy to clean and sustainable and Móz, in particular, offers sought-after custom design elements to complement any space. We are also excited about Móz’s new acrylic pursuits, demonstrating the incredible agility of the business to respond quickly to market demand for healthier spaces. Both the metal and acrylic solutions align perfectly with AWI and our purpose: to make a positive difference in spaces where we all live, work, learn, heal and play ... more important than ever right now.”

Founded by two brothers in a Berkeley, California barn 31 years ago, Móz has grown to operate out of a 100% solar-powered, 30,000 sq. ft. facility in Oakland, Calif.  The company has annual revenues of approximately $10M.

Móz President Murray Sandford said, “We are excited about joining such a respected industry powerhouse as Armstrong. Armstrong's stature and outstanding team will allow the dynamic Móz design aesthetic to reach new areas of opportunity. Our vibrant world of materials and form is a perfect match for Armstrong's broad portfolio."

Móz uses predominately aluminum, one of the most sustainable materials in the world, to fashion its products. According to the Aluminum Association, aluminum is infinitely recyclable and reuse is easy and economical; nearly 75% of all aluminum ever produced is still in use today. Recycling aluminum uses 95% less energy and produces 95% less greenhouse gas emissions than making metal from new materials.

The Móz business, as a wholly-owned subsidiary of AWI, will retain its company name and brand and current organizational structure, operating independently but collaboratively with AWI. The Móz business will retain all Móz employees and will continue to sell through its independent sales representatives, all of whom have been integral to Móz’s success in the market.

AWI funded the acquisition with available cash. Financial terms of the asset purchase transaction were not disclosed.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com

For more information, visit www.armstrongceilings.com/mozdesigns.

About Armstrong World Industries
Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With over $1 billion in revenue in 2019, AWI has approximately 2,500 employees and a manufacturing network of 14 facilities, plus five facilities dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements
Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," "target," "predict," "may," "will," "would," "could," "should," "seek," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance.  Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements.  A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com